EXHIBIT 99.1

RenaissanceRe Announces $90 Million Initial Estimated Net Negative Impact from October 2017
California Wildfires

PEMBROKE, Bermuda, December 6, 2017 — RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced it currently estimates that losses from the October 2017 California Wildfires will have a net negative impact of $90 million on its fourth quarter 2017 results of operations. The October 2017 California Wildfires caused widespread damage to both personal and commercial property in and around the impacted regions.

Kevin J. O’Donnell, CEO of RenaissanceRe, commented: “We extend our sympathies to all those affected by the October 2017 California Wildfires. This catastrophe once again highlights the critical role that the insurance and reinsurance industry plays in protecting people and rebuilding communities in the wake of natural disasters. As we have demonstrated consistently in the past, we stand ready to serve our customers in responding to the losses and promptly paying claims.”

Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Meaningful uncertainty regarding the estimates and the nature and extent of the losses from the October 2017 California Wildfires remains, driven by the magnitude and recent occurrence, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things. Accordingly, the Company’s actual net negative impact from the October 2017 California Wildfires will vary from this preliminary estimate, perhaps materially. Updated loss estimates related to the October 2017 California Wildfires will be reflected in RenaissanceRe’s fourth quarter 2017 results, when reported.

About RenaissanceRe

RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effect of U.S. business tax reform proposals; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of shareholders or investors in RenaissanceRe or joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; other political, regulatory or industry initiatives adversely impacting the Company; risks related to Solvency II; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of competitors, customers and insurance and reinsurance brokers; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investors:
RenaissanceRe Holdings Ltd.
Aditya Dutt, 441-239-4778
Senior Vice President and Treasurer

or

Media:
RenaissanceRe Holdings Ltd.
Elizabeth Tillman, 212-238-9224
Director – Communications

Kekst and Company
Peter Hill or Dawn Dover, 212-521-4800